Exhibit 99.1

CONTACT:

GoAmerica
Laura Kowalcyk
Cubitt Jacobs & Prosek
lkowalcyk@cjpcom.com
212-279-3115 x209

GOAMERICA® APPOINTS JOHN FERRON CFO AND COO

HACKENSACK, NJ — April 3, 2008 — GoAmerica, Inc. (Nasdaq: GOAM), a provider of relay, interpreting, and wireless communications services for deaf, hard-of-hearing, and speech-impaired persons, today announced the appointment of John Ferron to the dual positions of CFO and COO. Mr. Ferron will immediately commence his COO responsibilities on a part-time basis until June 2, 2008 at which time he will assume both the CFO and COO responsibilities on a full-time basis.

Mr. Ferron was previously CFO and interim COO of Celerity, Inc, a $350 million privately held semiconductor manufacturing company. Prior to that he was CFO of Kinetics Holdings Corporation, a $900 million company which included the Celerity division until its spin off.

“We interviewed a number of candidates with the skills necessary for this position, but what distinguished John was his authenticity and desire to understand our market, our public interest commitments, and the professional services component of our business,” said Dan Luis, CEO of GoAmerica. “As we implement our business plan and gear up for sustainable and profitable growth, it is imperative that the people joining our team understand our purpose and share our ambitions; John is a great fit on both points and we are excited to welcome him to the team.”

“I’m impressed with GoAmerica’s vision and dedication to serving deaf and hard-of-hearing persons, and with its plans for distinguishing itself in the marketplace,” said John Ferron. “I’m excited to be part of a company that has so much potential and at the same time, is providing services that changes the lives of its customers,” said John Ferron.

In addition to Celerity and Kinetics, Mr. Ferron also has previous experience as the VP of Finance and Group Controller at Compaq Computer, prior to its merger with Hewlett Packard. While at Compaq Mr. Ferron had financial responsibility for the Commercial Personal Computing Group totaling $10 billion in annual revenues. Mr. Ferron also has prior experience in numerous financial and operating roles at Science Applications International Corporation (SAIC).

“Having worked with John in the past, we are confident of his cultural fit with GoAmerica and that John’s financial, operating, and capital market skills will transfer well,” said Behdad Eghbali, Director of GoAmerica, Inc. and Partner at Clearlake Capital Group. “As the team focuses on integrating the recent three-way strategic combination of GoAmerica, Verizon’s telecommunications relay services division and Hands On Video Relay Services, John’s past experience will prove invaluable, helping to optimize the business and achieve the company’s product, financial, and employer-of-choice objectives.”

Clearlake recently led the investment of $125 million in GoAmerica enabling a three-way strategic combination which included the carve out and asset purchase of Verizon’s telecommunications relay services division and a merger with Hands On Video Relay Services; all of which were completed on January 10, 2008.

About GoAmerica
As a result of recent transactions, GoAmerica is the nation’s largest and second largest provider of text relay and video relay services, respectively, and provides a wide range of communications services tailored to the needs of people who are deaf, hard-of-hearing, or speech-disabled. The Company’s vision is to improve the quality of life of its customers by being their premier provider of high quality, innovative communication services that break down communications barriers. For more information on the Company or its services, visit http://www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717, Internet Relay by visiting http://www.i711.com, or video phone by connecting to hovrs.tv.

About Clearlake Capital Group
Clearlake Capital Group is a private investment firm integrating private equity, leveraged finance, and special situations in both private and public market opportunities. Clearlake Capital seeks to partner with world-class management teams to invest in businesses going through change or expansion with patient long-term capital. The firm has a flexible mandate to invest across the capital structure in corporate divestitures, recapitalizations, restructurings, going private buyouts and minority equity investments. Clearlake Capital’s founding principals, Steven Chang, Behdad Eghbali, and Jose Feliciano, have led over 40 investments totaling more than $3 billion of capital in sectors including business services, communications and media, energy and power, healthcare, manufacturing, retail/consumer and technology.

Safe Harbor
The statements contained in this news release that are not based on historical fact — including statements regarding the anticipated results of the transactions described in this press release — constitute “forward-looking statements” that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “estimate”, “anticipate”, “continue”, or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (iii) our dependence on wireless carrier networks; (iv) our ability to respond to increased competition in the wireless data industry; (v) our ability to integrate the businesses and technologies we have acquired; (vi) our ability to generate revenue growth; (vii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (viii) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. GoAmerica is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to “GoAmerica”, the “Company” or “We”, or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. “GoAmerica”, the “GoAmerica” logo, “i711”, and the ”i711.com” logo, and “Relay and Beyond” are registered trademarks of GoAmerica. “i711.com” and “i711 Wireless” are trademarks and service marks of GoAmerica. Other names may be trademarks of their respective owners.